EXHIBIT 99


                  INDEPENDENT AUDITORS' REPORT OF PRIMARY BANK


Independent Auditors' Report


The Board of Directors
Primary Bank


We have audited the accompanying statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1996 for Primary Bank. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements for Primary Bank referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
January 23, 1997